UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 29, 2022

ARCUTIS BIOTHERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39186	81-2974255
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
3027 Townsgate Road, Suite 300
Westlake Village, CA 91361
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (805) 418-5006

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ARQT	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On July 29, 2022, Arcutis Biotherapeutics, Inc. (the "Company") commenced a drawdown of the tranche B-1 term loan of $50.0 million and tranche B-2 term loan of $75.0 million (collectively, the “Tranche B Term Loans”) available under its previously disclosed loan and security agreement (the “Loan Agreement”) with SLR Investment Corp. ("SLR"). As previously disclosed, the availability of the Tranche B Term Loans was subject to the delivery to SLR of satisfactory evidence of the approval by the U.S. Food and Drug Administration (the "FDA") of roflumilast cream for an indication relating to the treatment of patients with plaque psoriasis. On July 29, 2022, the Company announced that the FDA approved ZORYVE™ (roflumilast) cream 0.3% for the treatment of plaque psoriasis, including in intertriginous areas, in people 12 years of age or older. With such approval, the Company commenced a drawdown of the Tranche B Term Loans and intends to use the proceeds of the Tranche B Term Loans to continue clinical development activities and commercialization efforts for ZORYVE and for other working capital and general corporate purposes. The Tranche B Term Loans are scheduled to mature on January 1, 2027, if not repaid sooner.
The above descriptions of the Loan Agreement and certain of the terms of the Tranche B Term Loans are not complete and are qualified in their entirety by reference to the full text of the Loan Agreement, a copy of which is filed as Exhibit 10.33 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 22, 2022, as amended.
Item 8.01   Other Events
FDA Approval

On July 29, 2022, the Company issued a press release announcing that the FDA approved ZORYVE™ (roflumilast) cream 0.3% for the treatment of plaque psoriasis, including in intertriginous areas, in people 12 years of age or older (the "FDA Approval"). ZORYVE – a once-daily, steroid-free cream in a safe and well-tolerated, patient-friendly formulation – is formulated to simplify disease management for people living with plaque psoriasis. The Company intends to make ZORYVE widely available via key wholesaler and national dermatology pharmacy channels as a new treatment option by mid-August 2022. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Corporate Presentation

On August 1, 2022, the Company posted an updated corporate presentation to include information regarding the FDA Approval of ZORYVE™ (roflumilast) cream to the investor section of the Company’s website. A copy of this presentation is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in the slides is summary information that is intended to be considered in the context of the more complete information included in the Company’s filings with the SEC and other public announcements that the Company has made and may make from time to time by press release or otherwise. The Company undertakes no duty or obligation to update or revise the information contained in the presentation in this Current Report on Form 8-K, although it may do so from time to time as its management believes is appropriate. Any such update may be made through the filing of other reports or documents with the SEC.

Forward Looking Statements
The Company cautions you that statements contained in this report regarding matters that are not historical facts are forward-looking statement. These statements are based on the Company’s current beliefs and expectations. Such forward-looking statements include, but are not limited to, statements regarding the potential for ZORYVE to simplify disease management for care of plaque psoriasis, the Company’s expected timing and plan to commercially launch ZORYVE by mid-August 2022 and the Company's intended use of the proceeds of the Tranche B Term Loans. These statements are subject to substantial known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. Risks and uncertainties that may cause actual results to differ include risks inherent in the Company's business, conditions limiting the Company's ability to access additional capital under its debt financing agreement, the impact of competition and other important factors discussed in the “Risk Factors” section of the Company's Form 10-K filed with U.S. Securities and Exchange Commission ("SEC") on February 22, 2022, as amended, as well as any subsequent filings with the SEC. You should not place undue reliance on any forward-looking statements. The Company undertakes no obligation to revise or update information herein to reflect events or circumstances in the future, even if new information becomes available. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.
Item 9.01   Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of Arcutis Biotherapeutics, Inc.

99.2	Company presentation dated August 1, 2022.

104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCUTIS BIOTHERAPEUTICS, INC.

Date: August 2, 2022	By:	/s/ Scott Burrows
Scott Burrows
Chief Financial Officer